                               LAND O'LAKES, INC.
                                  NEWS RELEASE


FOR MORE INFORMATION, CONTACT:
Lydia Botham - 651-481-2123
Dave Karpinski - 651-481-2360


                   LAND O'LAKES REPORTS THIRD QUARTER RESULTS
           Year-to-date sales $5.8 billion, net earnings $32.0 million

October 26, 2004 (Arden Hills, Minn.) - Land O'Lakes, Inc. today reported its third quarter and year-to-date financial results, while also commenting on individual business unit performance and progress against key strategic initiatives. Year-to-date, sales are $5.8 billion with net earnings of $32.0 million, compared to sales of $4.4 billion and net earnings of $42.9 million in the first nine months of 2003.

Company officials indicated year-to-date financial results include $28 million in unrealized pretax hedging losses, versus unrealized hedging gains of $7 million over the first nine months of 2003. Under Generally Accepted Accounting Principles (GAAP), these hedging losses must be marked-to-market at the end of each accounting period, but the offsetting impact to the underlying commodity exposure is not recognized until the hedged commodity is subsequently bought or sold.

For the third quarter, Land O'Lakes is reporting $1.8 billion in sales and a net loss of $29.9 million, compared to $1.6 billion in sales and a net loss of $1.6 million in 2003. Third quarter results include unrealized pretax hedging losses of approximately $20 million, as compared to unrealized pretax hedging gains of $1.0 million for the third quarter of 2003. Company officials noted that the third quarter is historically the company's weakest, falling after the spring Agronomy and Seed season and before the strong holiday season for Dairy Foods. Historically, the fourth quarter tends to be the company's strongest.

Bank EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, as defined in the company's senior credit agreement) in the third quarter was $47.8 million, versus $37.9 million in the third quarter of 2003. For the first nine months of 2004, Bank EBITDA was $135.5 million, versus $222.7 million last year. EBITDA for 2003 was affected by significant litigation settlement. Excluding such settlements, year-to-date 2004 Bank EBITDA was $131.0 million, up 26 percent from 2003 pre-settlement Bank EBITDA of $103.6 million. The company indicated that it was maintaining its full-year Bank EBITDA forecast of $225 million.

Land O'Lakes reported on its progress against its key strategic initiatives in the areas of debt reduction, growth in branded business and portfolio management.

STRATEGIC INITIATIVES

Paying down debt. Total balance sheet debt was $997.4 million at the end of the quarter, a $157 million improvement over January 1, 2004 and a $180 million improvement from the September 30, 2003. While the company made no term-debt payments in the third quarter, year-to-date, the company has made $126.5 million in payments on term debt, of which $100 million related to the establishment of a new three-year receivable securitization facility at the end of March.

The company maintained strong liquidity, ending the quarter with a combination of cash-on-hand and unused borrowing authority of approximately $200 million. Land O'Lakes remains in compliance with all its financing covenants.

Growing Branded Businesses. Land O'Lakes recently introduced, branded products, the three-pound tub offering of LAND O LAKES(R) Fresh Buttery Taste(TM) Spread and LAND O LAKES(R) Spreadable Butter(TM) with Canola Oil, continue to perform well, delivering new incremental volume. In addition, branded products helped deliver a more than 20 percent increase in foodservice volume.

In Ag Services, Land O'Lakes CROPLAN GENETICS brand is helping drive a strong performance in Seed; sales for the AgriSolutions-branded crop protection product line are up more than 20 percent over a year ago; and the strength of the company's feed brands (LAND O LAKES(R) and Purina(R)) provided the impetus for double-digit volume growth in lifestyle feeds.

Proactive Portfolio Management. Land O'Lakes continued efforts to reduce its invested capital and exposure to market risk in Swine, completing the phase out of its higher-risk Cost Plus program during the third quarter, nearly one year ahead of schedule. As recently as 2002, this program involved more than 300,000 hogs.

The company also continued to increase production at Cheese and Protein International (CPI), following its second quarter completion of its Phase II expansion. The company is showing improved results at CPI for the quarter and year-to-date.

During the third quarter, Land O'Lakes also divested minor assets, which generated $3.2 million in cash, bringing year-to-date proceeds from asset rationalization to $21.1 million.


DAIRY FOODS

Dairy Foods sales through September were $2.9 billion, up approximately $800 million over the previous year. Sales for the quarter totaled $952 million, up from $786 million for the third quarter of 2003.

Dairy Foods is reporting a pretax loss of $11.7 million through September, a $7.3 million improvement over the first three quarters of 2003. For the third quarter, the company reported a $3.7 million loss in Dairy Foods, as compared to $0.7 million in pretax earnings for the third quarter of 2003

Dairy Foods results were affected by volatile markets and demand, with strong early-year market prices and demand, followed by third quarter declines in both areas. Land O'Lakes, however, maintained, and even built, market share in key product areas through this period of volatility. The company's total butter volume, for example, was down about 7 percent, while the industry was down just over 9 percent. Through September, the company also reported a 23 percent increase in spreads volume and a 21 percent increase in overall foodservice volume. Through September, Dairy Foods Value Added pretax earnings were up $1.5 million to $23.1 million.

The company also continued its focus on upgrading its dairy foods manufacturing infrastructure and saw improved performance in its West Coast and Midwest operations. In the East, supply/demand issues adversely affected performance. Overall, losses on manufacturing were reduced by approximately $6 million, to a pretax loss (through September) of $34.8 million.

FEED

Feed sales through September were $2.0 billion, up from $1.8 billion one year ago. Year-to-date, Feed is reporting a pretax loss of $21.2 million, versus $25.0 million in pretax earnings through September of 2003. However, 2003 earnings included $22.4 million in vitamin litigation settlement revenues, as compared to only $4.4 million in litigation settlements over the first three quarters of this year. Feed earnings were also affected by $15.8 million in unrealized pretax hedging losses through September, as compared to $3.8 million in unrealized pretax hedging gains over the same period one year ago. For the third quarter, Feed reported $666 million in sales and a $17.2 million pretax loss, as compared to sales of $589 million and a pretax loss of $1.7 million one year ago.

Year-to-date Feed volumes were basically flat versus one year ago. Lifestyle feed volumes were up 11 percent as compared to the first three-quarters of 2003, led by strength of the company branded product lines - particularly in horse and companion animal feeds.

Margins in both the lifestyle and livestock sectors, however, were depressed due to a combination of factors including volatile commodity and ingredient costs, increased energy and transportation costs and increased competitive pressures.

SWINE

Year-to-date, the company is reporting $70.2 million in sales and $12.0 million pretax loss in Swine, as compared to $66.5 million and a $6.7 million pretax loss one year ago. For the quarter, Swine sales were $24.2 million, with a $4.2 million pretax loss, as compared to $22.8 million in sales and a $1.5 million pretax loss over the same period in 2003.

Improved market prices year-over-year, were offset by increased production costs, led by a 42 percent increase in soymeal prices and a 19 percent increase in corn prices (first nine months of 2003 versus first nine months of 2003.)

The company continued to make progress in its strategic efforts to reduce capital use and exposure to market risk in Swine (see portfolio management section, page 1.)

LAYERS/EGGS

Market volatility had a significant impact on the company's performance in the Layers/Eggs business, which Land O'Lakes participates in through its Moark joint venture. Early-year market strength, followed by sharp third-quarter market declines are reflected in the company's results in this segment. Year-to-date, the joint venture is reporting $430 million in sales, contributing $27.0 million in pretax earnings, as compared to $142 million in sales and $9.2 million in pretax earnings through September 2003. (Note: Moark sales were not consolidated in Land O'Lakes 2003 first-half financial reports.) For the third quarter, the company is reporting $111 million in sales and a $9.9 million pretax loss, as compared to $142 million in sales and $8.5 million in pretax earnings for the third quarter of 2003.

Year-to-date, volume in Layers/Eggs is down approximately 3 percent.

SEED

Seed is reporting $423 million in sales and $13.9 million in pretax earnings through the third quarter, as compared to $349 million in sales and $13.9 million in pretax earnings one year ago. Seed results included $6.5 million in unrealized pretax hedging losses, as compared to $1.3 million in unrealized pretax hedging gains one year ago. For the third quarter, Seed sales are $48.9 million, with a $3.3 million pretax loss (this if the off-season for Seed). In the third quarter of 2003, Seed reported $46.5 million in sales and $1.7 million pretax loss.

Volumes through September are up 24 percent in corn, 10 percent in soybeans and 3 percent in alfalfa.

AGRONOMY

Land O'Lakes is reporting $29.6 million in pretax earnings in Agronomy through September, generated primarily through its 50-percent ownership in the Agriliance joint venture. These earnings are up from $27.8 million one year ago. For the quarter, Agronomy (also in its off season) is reporting an $8.5 million pretax loss, as compared to a $5.4 million loss one year ago. Notably, Agriliance (which operates on a September 1-August 31 fiscal year) has reported increased earnings for four consecutive years.

INVESTOR CALL

Land O'Lakes, Inc. third quarter earnings call for investors will begin at 1:00 p.m., Eastern Time, Tuesday, October 26, 2004. Presentation materials related to the call will be made available on Tuesday morning at Land O'Lakes Web site, www.landolakesinc.com, under the heading "Our Company," then "Investor Call" and will be available through November 8, 2004.

The dial-in numbers are:
USA - 1-800-540-0559
International - 1-785-832-1508
Passcode: "Land O'Lakes"

A replay of the conference call will be available through November 6, 2003, at:
USA - 1-800-938-2246
International - 1-402-220-1123
The replay access ID is #4957

Land O'Lakes is a national, farmer-owned food and agricultural cooperative, with annual sales of more than $6 billion. Land O'Lakes does business in all 50 states and more than 50 countries. It is a leading marketer of a full line of dairy-based consumer, foodservice and food ingredient products across the United States; serves its international customers with a variety of food and animal feed ingredients; and provides farmers and local cooperatives with an extensive line of agricultural supplies (feed, seed, crop nutrients and crop protection products) and services.

                                      -30-

                              CAUTIONARY STATEMENT

This document contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on management's current expectations and assumptions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. For a further discussion of important risk factors that may materially affect management's estimates and Land O'Lakes results, please see the risk factors contained in Land O'Lakes Annual Report filed on Form 10-K for the year ended December 31, 2003 which can be found, free of charge, on the Securities and Exchange Commission web site (www.sec.gov) and the company's website (www.landolakesinc.com).

                               LAND O'LAKES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                ($ IN THOUSANDS)
                                   (UNAUDITED)

                                                               SEPTEMBER 30,    DECEMBER 31,
                                                                   2004             2003
                                                               -------------    -------------
ASSETS
Current assets:
     Cash and short-term investments                           $      73,781    $     110,274
     Restricted cash                                                  20,264           20,118
     Receivables, net                                                303,698          623,587
     Inventories                                                     521,110          496,826
     Prepaid expenses                                                 44,538          246,373
     Other current assets                                             37,060           42,006
                                                               -------------    -------------
         Total current assets                                      1,000,451        1,539,184

Investments                                                          534,130          506,641
Property, plant and equipment, net                                   617,647          624,631
Property under capital lease, net                                    102,698          109,145
Goodwill                                                             332,593          373,083
Other intangibles                                                    100,113          102,938
Other assets                                                         124,721          133,438
                                                               -------------    -------------
         Total assets                                          $   2,812,353    $   3,389,060
                                                               =============    =============

LIABILITIES AND EQUITIES
Current liabilities:
     Notes and short-term obligations                          $      51,636    $      80,703
     Current portion of long-term debt                                10,110            7,841
     Current portion of obligations under capital lease               10,338           10,399
     Accounts payable                                                404,095          761,694
     Accrued expenses                                                240,859          226,476
     Patronage refunds and other member equities payable              11,264           19,449
                                                               -------------    -------------
         Total current liabilities                                   728,302        1,106,562

Long-term debt                                                       935,677        1,065,382
Obligations under capital lease                                       93,121           99,650
Employee benefits and other liabilities                              159,085          175,363
Minority interests                                                     9,086           62,739

Equities:
     Capital stock                                                     2,084            2,125
     Member equities                                                 869,321          866,586
     Accumulated other comprehensive loss                            (64,435)         (64,669)
     Retained earnings                                                80,112           75,322
                                                               -------------    -------------
         Total equities                                              887,082          879,364
                                                               -------------    -------------
Commitments and contingencies
                                                               -------------    -------------
Total liabilities and equities                                 $   2,812,353    $   3,389,060
                                                               =============    =============

                               LAND O'LAKES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)
                                   (UNAUDITED)


                                                           THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                               SEPTEMBER 30,                     SEPTEMBER 30,
                                                      ------------------------------    ------------------------------
                                                           2004             2003              2004            2003
                                                      -------------    -------------    -------------    -------------
Net sales                                             $   1,796,512    $   1,582,969    $   5,824,421    $   4,434,581
Cost of sales                                             1,705,914        1,449,355        5,425,325        4,050,096
                                                      -------------    -------------    -------------    -------------
Gross profit                                                 90,598          133,614          399,096          384,485

Selling, general and administrative                         113,169          120,341          373,058          345,736
Restructuring and impairment (reversal) charges                (273)             302            2,217            3,169
                                                      -------------    -------------    -------------    -------------
(Loss) earnings from operations                             (22,298)          12,971           23,821           35,580

Interest expense, net                                        19,992           21,103           64,029           60,219
Loss (gain) on legal settlements                                250           (3,355)          (4,297)         (22,532)
Other expense (income), net                                      19               26           (1,502)            (670)
Equity loss in (earnings of) affiliated companies             3,135           (5,587)         (63,391)         (56,018)
Minority interest in earnings of subsidiaries                   204              723            1,323            3,639
                                                      -------------    -------------    -------------    -------------
(Loss) earnings before income taxes                         (45,898)              61           27,659           50,942
Income tax (benefit) expense                                (16,015)           1,694           (4,327)           8,023
                                                      -------------    -------------    -------------    -------------
Net (loss) earnings                                   $     (29,883)   $      (1,633)   $      31,986    $      42,919
                                                      =============    =============    =============    =============

                               LAND O'LAKES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)
                                   (UNAUDITED)


                                                                                 NINE MONTHS ENDED
                                                                                   SEPTEMBER 30,
                                                                            ----------------------------
                                                                                2004            2003
                                                                            ------------    ------------
Cash flows from operating activities:
       Net earnings                                                         $     31,986    $     42,919
       Adjustments to reconcile net earnings to net cash
         provided by operating activities:
           Depreciation and amortization                                          82,484          83,460
           Amortization of deferred financing charges                              4,632           3,489
           Bad debt expense                                                        1,170           2,699
           Proceeds from patronage revolvement received                            3,586           2,671
           Non-cash patronage income                                              (1,116)         (1,638)
           Receivable from legal settlement                                           --          96,707
           Deferred income tax expense (benefit)                                  (1,154)          6,757
           Decrease in other assets                                                1,722           8,908
           (Increase) decrease in other liabilities                                 (793)          4,027
           Restructuring and impairment charges                                    2,217           3,169
           (Gain) loss on divestiture of businesses                               (1,636)            700
           Equity in earnings of affiliated companies                            (63,391)        (56,018)
           Minority interests                                                      1,323           3,639
           Other                                                                  (1,819)        (12,623)
       Changes in current assets and liabilities, net of acquisitions and divestitures:
           Receivables                                                           312,860         138,597
           Inventories                                                           (24,152)        (16,408)
           Other current assets                                                  201,700         149,350
           Accounts payable                                                     (357,940)       (344,482)
           Accrued expenses                                                         (277)         14,057
                                                                            ------------    ------------
        Net cash provided by operating activities                                191,402         129,980

Cash flows from investing activities:
       Additions to property, plant and equipment                                (69,976)        (55,329)
       Acquisition of minority interest                                          (12,150)             --
       Payments for investments                                                     (692)         (9,815)
       Proceeds from divestiture of businesses                                     7,500             465
       Proceeds from sale of investments                                           2,450           3,000
       Proceeds from sale of property, plant and equipment                        10,571          18,084
       Dividends from investments in affiliated companies                         35,155           5,193
       Increase in restricted cash                                                  (146)        (20,000)
       Other                                                                         382           2,998
                                                                            ------------    ------------
       Net cash used by investing activities                                     (26,906)        (55,404)

Cash flows from financing activities:
       (Decrease) increase in short-term debt                                    (28,829)         13,330
       Proceeds from issuance of long-term debt                                   17,293           6,215
       Principal payments on long-term debt                                     (144,317)       (107,126)
       Principal payments on obligations under capital lease                      (7,810)         (7,171)
       Payments for redemption of member equities                                (32,886)        (23,797)
       Payments for debt issuance costs                                           (4,321)             --
       Other                                                                        (119)            446
                                                                            ------------    ------------
       Net cash used by financing activities                                    (200,989)       (118,103)
                                                                            ------------    ------------
       Net (decrease) in cash and short-term investments                         (36,493)        (43,527)
Cash and short-term investments at beginning of period                           110,274          64,327
                                                                            ------------    ------------
Cash and short-term investments at end of period                            $     73,781    $     20,800
                                                                            ============    ============

                               LAND O'LAKES, INC.
                                     EBITDA
                                ($ IN THOUSANDS)
                                   (UNAUDITED)


                                                                                             TWELVE
                                                              NINE MONTHS ENDED           MONTHS ENDED
                                                                 SEPTEMBER 30,            SEPTEMBER 30,
                                                        ------------------------------    -------------
                                                            2004             2003             2004
                                                        -------------    -------------    -------------
NET EARNINGS                                            $      31,986    $      42,919    $      71,061
Income tax (credit) expense                                    (4,327)           8,023            5,253
Minority interest in earnings of subsidiaries                   1,323            3,639            4,050
Equity in earnings of affiliated companies                    (63,391)         (56,018)         (64,518)
Interest expense, net                                          64,029           60,219           87,025
Cash patronage income                                           3,013            1,921            3,092
Joint venture cash distributions                               34,694            7,743           66,860
Depreciation and amortization                                  82,484           83,460          112,057
Non-cash impairment charges                                     2,571              342            6,183
One-time items included (excluded) in bank EBITDA               2,115           (8,487)           2,583
Restructuring charges less cash paid                           (1,702)          (1,475)          (1,560)
Cash received on legal accrual                                     --           96,707               --
Unrealized hedging loss (gain)                                 28,350           (6,897)          15,785
Unrestricted entities - EBITDA                                (45,606)          (9,441)         (71,111)
                                                        -------------    -------------    -------------
 BANK EBITDA (1)                                        $     135,539    $     222,655    $     236,760
                                                        =============    =============    =============

BANK COVENANTS                                                                              LTM 9/30/04

Interest expense coverage ratio - required  >   2.5                                                3.53x
                                            -
Leverage ratio - required   <   4.75                                                               3.05x
                            -

Consolidated cash interest expense (2)
INTEREST EXPENSE                                                                          $      87,025
Unrestricted subs interest expense                                                              (17,351)
Interest related to securitization                                                                3,487
Interest earned                                                                                   5,112
Change in accrued interest                                                                       (2,345)
Non-cash amortized financing costs                                                               (8,877)
                                                                                          -------------
   TOTAL BANK CONSOLIDATED CASH INTEREST EXPENSE                                          $      67,051
                                                                                          =============

Consolidated Indebtedness (3)
TOTAL INDEBTEDNESS (INCLUDES CAPITAL LEASES AND CAPITAL SECURITIES)                       $   1,100,882
Less capital securities                                                                        (190,700)
Less CPI capital lease                                                                          (92,572)
Less MoArk capital lease                                                                        (10,865)
Less MoArk debt                                                                                 (74,474)
Less CPI bonds                                                                                  (10,000)
Less other unrestricted subs debt                                                                  (201)
                                                                                          -------------
   TOTAL BANK CONSOLIDATED INDEBTEDNESS                                                   $     722,070
                                                                                          =============


(1) As calculated as per the Senior Credit Agreements.

(2) Dividends on capital securities are included in interest expense.

(3) Capital securities and external debt of unrestricted subsidiaries are excluded from the bank indebtedness calculation as per the Senior Credit Agreements.